As filed with the Securities and Exchange Commission on February 28, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-3931704
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of Principal Executive Offices)	(Zip Code)

2013 Stock Incentive Plan

2013 Employee Stock Purchase Plan

(Full title of the plan)

Michael G. Kauffman

Chief Executive Officer

Karyopharm Therapeutics Inc.

85 Wells Avenue, 2nd Floor

Newton, MA 02459

(Name and address of agent for service)

(617) 658-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share	2,424,241 shares(2)	$4.48(3)	$10,860,600(3)	$1,317

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Consists of (i) 1,939,393 shares issuable under the 2013 Stock Incentive Plan and (ii) 484,848 shares issuable under the 2013 Employee Stock Purchase Plan.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on February 27, 2019.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register (a) an additional 1,939,393 shares of Common Stock, $0.0001 par value per share, of Karyopharm Therapeutics Inc. (the “Registrant”) issuable under the Registrant’s 2013 Stock Incentive Plan (the “2013 Plan”) and (b) an additional 484,848 shares of Common Stock issuable under the Registrant’s 2013 Employee Stock Purchase Plan (together with the 2013 Plan, the “Plans”). Pursuant to General Instruction E to Form S-8, except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-194746, filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on March 21, 2014 relating to the Plans, (ii) the Registration Statement on Form S-8, File No. 333-202742, filed by the Registrant with the SEC on March 13, 2015 relating to the 2013 Plan, (iii) the Registration Statement on Form S-8, File No. 333-210221, filed by the Registrant with the SEC on March 15, 2016 relating to the Plans, (iv) the Registration Statement on Form S-8, File No. 333-216732, filed by the Registrant with the SEC on March 16, 2017 relating to the 2013 Plan, and (v) the Registration Statement on Form S-8, File No. 333-223675, filed by the Registrant with the SEC on March 15, 2018 relating to the 2013 Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Number	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated By-Laws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

99.1(3)	2013 Stock Incentive Plan

99.1(4)	2013 Employee Stock Purchase Plan

(1)

Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-36167) filed with the Securities and Exchange Commission on November 18, 2013 and incorporated herein by reference.

(2)

Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-36167) filed with the Securities and Exchange Commission on November 18, 2013 and incorporated herein by reference.

(3)

Previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191584) filed with the Securities and Exchange Commission on October 28, 2013 and incorporated herein by reference.

(4)

Previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-191584) filed with the Securities and Exchange Commission on October 28, 2013 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on this 28th day of February, 2019.

KARYOPHARM THERAPEUTICS INC.

By:	/s/ Michael G. Kauffman
Name:	Michael G. Kauffman, M.D., Ph.D.
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Karyopharm Therapeutics Inc., hereby severally constitute and appoint Michael G. Kauffman and Cameron Peters, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Karyopharm Therapeutics Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael G. Kauffman	Chief Executive Officer and	February 28, 2019
Michael G. Kauffman, M.D., Ph.D.	Director (principal executive officer)

/s/ Cameron Peters	Vice President, Finance and	February 28, 2019
Cameron Peters	Assistant Treasurer (principal financial and accounting officer)

/s/ Garen G. Bohlin	Director	February 28, 2019
Garen G. Bohlin

/s/ Mikael Dolsten	Director	February 28, 2019
Mikael Dolsten, M.D., Ph.D.

/s/ J. Scott Garland	Director	February 28, 2019
J. Scott Garland

/s/ Barry E. Greene	Director	February 28, 2019
Barry E. Greene

/s/ Deepika R. Pakianathan	Director	February 28, 2019
Deepika R. Pakianathan, Ph.D.

/s/ Mansoor Raza Mirza	Director	February 28, 2019
Mansoor Raza Mirza, M.D.